Exhibit 99.1

AeroVironment, Inc. Announces

New Stock Repurchase Authorization

SIMI VALLEY, Calif., Sept. 24, 2015 – AeroVironment, Inc. (NASDAQ: AVAV) today announced the company’s Board of Directors has authorized a stock repurchase program of $25 million, effective immediately.  Repurchases are expected to be made from time to time in open market transactions.  No time limit has been established for the completion of the program.  AeroVironment currently has approximately 23.5 million shares of common stock outstanding.

“The Board of Directors believes that the company’s common stock currently is undervalued.  The Board’s authorization of a new stock repurchase plan also highlights our continuing confidence in AeroVironment’s prospects for long-term growth, and underscores our commitment to enhancing stockholder value,” said Tim Conver, AeroVironment chairman and chief executive officer.  “The Board and management are confident in the future of AeroVironment and that the company has sufficient capital to fund multiple ongoing growth initiatives as well as this repurchase program.  We believe this capital allocation strategy is in the best interests of the company and its stockholders.”

Repurchases will be made in compliance with Rule 10b-18 under the Securities Exchange Act of 1934, subject to market conditions, applicable legal requirements and other factors.  The program does not obligate AeroVironment to acquire any particular amount of common stock and may be suspended at any time at the company’s discretion.

AVAV Repurchase Sept 2015 - 2

About AeroVironment, Inc.

AeroVironment is a technology solutions provider that designs, develops, produces, supports and operates an advanced portfolio of Unmanned Aircraft Systems (UAS) and electric transportation solutions.  The company’s electric-powered, hand-launched unmanned aircraft systems generate and process data to deliver powerful insight, on demand, to people and enterprises engaged in military, public safety and commercial activities around the world.  AeroVironment’s electric transportation solutions include a comprehensive suite of electric vehicle (EV) charging systems, installation and network services for consumers, automakers, utilities and government agencies, power cycling and test systems for EV developers and industrial electric vehicle charging systems for commercial fleets.  More information about AeroVironment is available at www.avinc.com.

Safe Harbor Statement

Certain statements in this press release may constitute “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from those expressed or implied. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, our ability to perform under existing contracts and obtain additional contracts; our reliance on sales to the U.S. government; changes in the timing and/or amount of government spending; changes in the supply and/or demand and/or prices for our products and services; changes in the regulatory environment; the activities of competitors; failure of the markets in which we operate to grow; failure to expand into new markets; failure to develop new products or integrate new technology with current products; and general economic and business conditions in the United States and elsewhere in the world. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on 10-Q. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise

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Contact:

AeroVironment, Inc.

Steven Gitlin

+1 (626) 357-9983

ir@avinc.com

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